Exhibit 32

                             CERTIFICATE PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Advanced Technologies Group, Ltd. (the "Company") on Form 10-QSB for the period ended October 31, 2004 as filed with the Securities and Exchange Commission (the "Report"), each of the undersigned, in the capacities and on the dates indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: December 16, 2004                By: /s/ Abel Raskas
                                            ---------------------------------
                                            Abel Raskas
                                            Chairman of the Board of Directors


Date: December 16, 2004                 By: /s/ Alex Stelmak
                                            ---------------------------------
                                            Alex Stelmak
                                            Chief Financial Officer